UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2021

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices) (Zip code)

(281) 646-5200
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ASO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Election of Director.

Appointment of Tom Nealon to Board of Directors

Effective March 3, 2021, the Board of Directors (the “Board”) of the Company increased the size of the Board by one director (to a total size of ten directors) and filled the vacancy created by such increase by appointing Tom Nealon, age 60, as a Class I director. Mr. Nealon will hold office until the date of the Company’s 2021 Annual Meeting of Stockholders and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Mr. Nealon will serve on the compensation committee.

Mr. Nealon serves as the President of Southwest Airlines Co. and has since January 2017. He previously served as Southwest’s Executive Vice President Strategy & Innovation from January 2016 to January 2017. Before Southwest Airlines, Nealon served as Group Executive Vice President of J.C. Penney Company, Inc. from August 2010 until December 2011 and was responsible for strategy, jcp.com, information technology, customer insights, and digital ventures. Nealon also held other senior positions and consulting roles at J.C. Penney, The Feld Group, and Frito-Lay, a division of PepsiCo, Inc. Nealon previously served on the Board of Directors of Southwest Airlines from December 2010 to November 2015, as well as on the Board of Directors and the Audit Committee of the Fossil Group, Inc. from April 2012 to May 2020. Mr. Nealon was selected to the Board because of his extensive experience in retailing, technology, eCommerce, marketing, and customer service.

The Board has determined that Mr. Nealon qualifies as an independent director under the corporate governance standards of Nasdaq and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Nealon was not appointed to the Board pursuant to any arrangement or understanding with any other person. Mr. Nealon has no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Nealon has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Nealon will be entitled to the annual compensation paid to non-employee directors, consisting of an annual cash retainer of $100,000 (prorated for commencing service during the fiscal year), payable quarterly in arrears, and an annual grant of restricted stock units having a grant date fair market value equal to $130,000 (prorated for commencing service during the fiscal year) pursuant to the Academy Sports and Outdoors, Inc. 2020 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). In connection with his appointment to the Board on March 3, 2021, Mr. Nealon was granted a restricted stock unit award pursuant to the Omnibus Incentive Plan with a grant date fair value of $32,767.13, which will vest in full on the earliest of (i) the first anniversary of the date of grant, or, if earlier, the date which is the business day immediately preceding the date of the Company’s 2021 Annual Meeting of Stockholders, (ii) his termination due to death or Disability (as defined in the Omnibus Incentive Plan) or (iii) a Change in Control (as defined in the Omnibus Incentive Plan), subject to continued service through the applicable vesting date.

The Company and Mr. Nealon will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.37 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 23, 2020.

On March 3, 2021, the Company issued a press release announcing Mr. Nealon's appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately preceding the signature page hereto, which is incorporated herein by reference.

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 3, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K on its behalf by the undersigned, thereto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

Date: March 4, 2021	By:	/s/	Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary